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                                                                    EXHIBIT 21

                   SUBSIDIARIES OF PRINCETON VIDEO IMAGE, INC.



Publicidad Virtual, S.A. de C.V., a Mexican corporation

Princeton Video Image Europe, N.V., a Belgian corporation

Adco Imaging Ltd., an Israeli company